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                                                                Exhibit 99.1

  [LOGO] Crestline Capital                            For Immediate Release
                                      Contacts: Larry Harvey (240) 694-2013
                                                Darryl Edelstein (240) 694-2012


           CRESTLINE CAPITAL CORPORATION REACHES DEFINITIVE AGREEMENT
                     TO MERGE WITH BARCELO HOTELS & RESORTS

BETHESDA, MD, March 28, 2002 - Crestline Capital Corporation (NYSE:CLJ) today announced that it has agreed to be acquired by a wholly-owned subsidiary of Barcelo Hotels & Resorts, one of the world's largest hospitality companies based in Palma de Mallorca, Spain, in a merger in which each outstanding share of Crestline would be exchanged for $34.00 in cash.

         Bruce D. Wardinski, Chairman of the Board, President and Chief Executive Officer stated, "We have spent the last three years focused on maximizing shareholder value and the merger is the culmination of those efforts. After reviewing all of our strategic alternatives, we believe that this merger is the best alternative. It is a tax-efficient vehicle to distribute the significant asset sale proceeds we have accumulated over the last fifteen months, as well as providing shareholders with full value for the remaining assets."

         Simon Pedro Barcelo, President of Barcelo stated, "We are pleased to announce this acquisition, which will significantly expand our presence in the United States. The acquisition, along with our existing United States assets, provides a strong platform for growth. We are very excited about the future growth prospects of the new company, which will be named Barcelo Crestline."

         James L. Francis, Executive Vice President and Chief Financial Officer stated, "Due to Barcelo's long-term commitment to the hospitality industry, the merger will benefit our hotel owners, franchisors, employees and customers. The management team of Crestline Capital and Crestline Hotels & Resorts will remain in place and our strategic direction will not change. We will remain focused on delivering uncompromising results to our hotel owners and will continue to have the financial resources and commitment to co-invest with our owner/partners in both franchised and non-branded opportunities."

           6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817
          PHONE: 240-694-2000 FAX 240-694-2099 www.crestlinecapital.com

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         The merger agreement has been approved by the Board of Directors of both companies. Completion of the merger is expected by June 30, 2002. The merger is subject to the approval of Crestline's shareholders, certain franchisor consents, and other customary closing conditions.

         Deutsche Banc Alex.Brown acted as exclusive M&A advisor to Crestline Capital and Banc of America Securities acted as exclusive M&A advisor to Barcelo for this transaction.

About the companies

Crestline Capital Corporation is the parent company of Crestline Hotels & Resorts, among the nation's leading independent hotel management companies. The Company also leases and has investments in hotel properties. Additional information about Crestline Capital Corporation is available at the company's web site: www.crestlinecapital.com.
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Crestline Hotels & Resorts manages and leases 38 hotels, resorts and conference and convention centers with over 7,000 rooms in twelve states and the District of Columbia. Crestline Hotels & Resorts manages properties independently and under such well regarded brands as Marriott, Hilton, Sheraton, Renaissance and Crowne Plaza. Additional information about the hotel management company is available at the company's web site: www.crestlinehotels.com.
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Barcelo is one of the world's largest hospitality companies and is based in
Palma de Mallorca, Spain. The company is 100% owned by the Barcelo family and has been run by three generations of family members. Barcelo and affiliates own, manage and lease 108 hotels in 16 countries across four continents, including 18 hotels in the United States. In addition, the company owns an equity interest in one of Europe's leading travel groups, First Choice Holidays PLC. Additional information about Barcelo is available at the company's website: www.barcelo.com.
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          6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817
          PHONE: 240-694-2000 FAX 240-694-2099 www.crestlinecapital.com

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Note: Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the Company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include: (i) national and local economic and business conditions or governmental regulations that will affect demand, prices, wages or other costs for hotels; (ii) the level of rates and occupancy that can be achieved by such properties; (iii) the Company's ability to compete effectively in areas such as access, location, quality of properties and rate structures; (iv) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (v) the availability and terms of financing; (vi) governmental actions and initiatives;
(vii) the need for compliance with environmental licensure and safety requirements; and (viii) the ability to consummate the merger. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, it can give no assurance that its expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.




          6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817
          PHONE: 240-694-2000 FAX 240-694-2099 www.crestlinecapital.com

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